                                                                   EXHIBIT 24(A)

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Keiser and Edward W. Moneypenny, and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities with Oryx Energy Company, in its capacity as managing general partner of Sun Energy Partners, L.P., to sign the Annual Report of Sun Energy Partners, L.P. for the fiscal year ended December 31, 1994 on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and any or all amendments to the Annual Report and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

             SIGNATURE                         TITLE                  DATE
-----------------------------------  -------------------------  ----------------

       /S/ ROBERT L. KEISER          Chairman of the Board,      March 2, 1995
-----------------------------------   Chief Executive Officer,
        (Robert L. Keiser)            President, and Director
                                      (principal executive
                                      officer)

     /s/ EDWARD W. MONEYPENNY        Executive Vice President,   March 2, 1995
-----------------------------------   Finance, Chief Financial
      (Edward W. Moneypenny)          Officer, and Director
                                      (principal financial
                                      officer)

         /s/ JERRY W. BOX            Executive Vice President,   March 2, 1995
-----------------------------------   Exploration and
          (Jerry W. Box)              Production and Director

      /s/ ROBERT L. THOMPSON         Comptroller and Corporate   March 2, 1995
-----------------------------------   Planning Director
       (Robert L. Thompson)           (principal accounting
                                      officer)

      /s/ WILLIAM E. BRADFORD        Director                    March 2, 1995
-----------------------------------
       (William E. Bradford)

       /s/ CAROL E. DINKINS          Director                    March 2, 1995
-----------------------------------
        (Carol E. Dinkins)

        /s/ ROBERT B. GILL           Director                    March 2, 1995
-----------------------------------
         (Robert B. Gill)

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             SIGNATURE                         TITLE                  DATE
-----------------------------------  -------------------------  ----------------

    /s/ DAVID S. HOLLINGSWORTH       Director                    March 2, 1995
-----------------------------------
     (David S. Hollingsworth)

    /s/ CHARLES H. PISTOR, JR.       Director                    March 2, 1995
-----------------------------------
     (Charles H. Pistor, Jr.)

        /s/ PAUL R. SEEGERS          Director                    March 2, 1995
-----------------------------------
         (Paul R. Seegers)

     /s/ IAN L. WHITE-THOMSON        Director                    March 2, 1995
-----------------------------------
      (Ian L. White-Thomson)